Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 24, 2020, (the “Closing Date”), Anika Therapeutics, Inc. (the “Company” or “Anika”) completed the acquisition of Parcus Medical, LLC, a Wisconsin limited liability company (“Parcus”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2020 (the “Parcus Merger Agreement”), by and among the Company, Parcus, Sunshine Merger Sub LLC, a Wisconsin limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”) and Philip Mundy, an individual, solely in his capacity as the representative, agent and attorney-in-fact of the equityholders of Parcus. At the closing of the merger of Merger Sub with and into Parcus, Parcus continued as the surviving company and became a wholly-owned subsidiary of the Company (the “Transaction”).

The unaudited pro forma condensed combined financial statements are based on Anika’s historical financial statements as adjusted to give effect to the Transaction. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes the Transaction took place on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 that combine the historical consolidated statements of operations of Anika and Parcus assume the Transaction occurred on January 1, 2018.

The pro forma adjustments are based upon currently available information and certain assumptions that Anika’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transaction.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with Anika’s and Parcus’ historical financial statements referenced below:

●	the historical audited consolidated financial statements of Anika as of and for the year ended December 31, 2018, contained in its Annual Report on Form 10-K;

●	the historical unaudited condensed consolidated financial statements of Anika as of and for the nine months ended September 30, 2019, contained in its Quarterly Report on Form 10-Q for that period; and

●	the historical audited financial statements of Parcus as of and for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019, which are included in this Form 8-K/A dated March 13, 2020.

In the accompanying unaudited pro forma condensed combined financial statements, the Transaction has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805 (“ASC 805”). Under ASC 805, Anika, as the accounting acquirer, records assets acquired and liabilities assumed in a business combination at their fair values as of the Closing Date. The final valuation of assets acquired and liabilities assumed related to the Transaction is expected to be completed as soon as practicable, but no later than one year after the consummation of the Transaction. The allocation of purchase consideration reflected in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted based on Anika’s final valuations of the fair value of the assets acquired and liabilities assumed of Parcus as of the date of the Transaction, which requires use of critical accounting estimates and significant management judgment. Although Anika believes the fair values preliminarily assigned to the assets to be acquired and liabilities to be assumed to be reflected in the unaudited pro forma condensed combined financial statements are based on reasonable estimates and assumptions using currently available data, the results of the final allocation could be materially different from the preliminary allocations.

ANIKA THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(In thousands)

	Historical
	Anika Therapeutics	Parcus After Reclassifications (Note 4)	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
ASSETS:
Current assets:
Cash and cash equivalents	$103,381	$366	$(33,695)	(6a), (6e)	$70,052
Investments	69,825	–	–		69,825
Accounts receivable, net	23,889	2,134	–		26,023
Inventories, net	25,243	3,398	5,602	(6b)	34,243
Prepaid expenses and other current assets	1,479	143	–		1,622
Total current assets	223,817	6,041	(28,093)		201,765
Property and equipment, net	51,750	1,285	622	(6h)	53,657
Operating lease right-of-use assets	23,082	–	943	(6h)	24,025
Other long-term assets	5,761	28	–		5,789
Intangible assets, net	7,680	203	48,797	(6d)	56,680
Goodwill	7,489	–	15,691	(6c)	23,180
Total assets	$319,579	$7,557	$37,960		$365,096
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	2,702	$1,113	$(350)	(6f)	$3,465
Accrued expenses and other current liabilities	8,493	2,628	2,346	(6e), (6f), (6g), (6h)	13,467
Total current liabilities	11,195	3,741	1,996		16,932
Other long-term liabilities	372	774	(45)	(6h)	1,101
Deferred tax liability	4,727	–	–		4,727
Operating lease liabilities	21,603	–	751	(6h)	22,354
Contingent consideration	–	–	41,700	(6a)	41,700
Total liabilities	37,897	4,515	44,402		86,814
Stockholders’ equity:
Member’s equity	–	9,128	(9,128)	(6i)	–
Common stock	143	–	–		143
Additional paid-in-capital	46,482	–	–		46,482
Accumulated other comprehensive loss	(6,318)	–	–		(6,318)
Retained earnings (accumulated deficit)	241,375	(6,086)	2,686	(6e), (6i)	237,975
Total stockholders' equity (deficit)	281,682	3,042	(6,442)		278,282
Total liabilities and stockholders’ equity	319,579	$7,557	$37,960		$365,096

See accompanying notes to the unaudited pro forma condensed combined financial statements.

ANIKA THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
(In thousands, except per share data)

	Historical
	Anika Therapeutics	Parcus After Reclassifications (Note 4)	Pro Forma Adjustments	Note	Pro Forma Condensed Combined
Product revenue	$84,745	$9,602	$–		$94,347
Licensing, milestone and contract revenue	93	–	–		93
Total revenue	84,838	9,602	–		94,440
Operating expenses:
Cost of product revenue	20,098	4,322	2,481	(7a), (7c)	26,901
Research & development	12,581	569	27	(7c)	13,177
Selling, general & administrative	22,713	5,063	(69)	(7c)	27,707
Total operating expenses	55,392	9,954	2,439		67,785
Income (loss) from operations	29,446	(352)	(2,439)		26,655
Interest and other income, net	1,513	(86)	31	(7b), (7c)	1,458
Income (loss) before income taxes	30,959	(438)	(2,408)		28,113
Provision for income taxes	7,817	(2)	–		7,815
Net income (loss)	$23,142	$(440)	$(2,408)		$20,298

Basic net income per share:
Net income	$1.65			(7d)	$1.44
Basic weighted average common shares outstanding	14,065				14,065
Diluted net income per share:
Net income	$1.62			(7d)	$1.42
Diluted weighted average common share:outstanding	14,266				14,266

See accompanying notes to the unaudited pro forma condensed combined financial statements.

ANIKA THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands, except per share data)

	Historical
	Anika Therapeutics	Parcus After Reclassifications (Note 4)	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
Product revenue	$105,531	$10,820	$–		$116,351
Licensing, milestone and contract revenue	24	–	–		24
Total revenue	105,555	10,820	–		116,375
Operating expenses:			–		–
Cost of product revenue	31,280	4,416	3,224	(7a)	38,920
Research & development	18,190	710	–		18,900
Selling, general & administrative	34,336	5,380	–		39,716
Total operating expenses	83,806	10,506	3,224		97,536
Income from operations	21,749	314	(3,224)		18,839
Interest and other income, net	1,458	(80)	37	(7b)	1,415
Income before income taxes	23,207	234	(3,187)		20,254
Provision for (benefit from) income taxes	4,485	(6)	–		4,479
Net income (loss)	$18,722	$228	$(3,187)		$15,775

Basic net income per share:
Net income	$1.30			(7d)	$1.09
Basic weighted average common shares outstanding	14,442				14,442
Diluted net income per share:
Net income	$1.27			(7d)	$1.07
Diluted weighted average common shares outstanding	14,689				14,689

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1  – Description of the Transaction

On January 4, 2020, Anika entered into the Parcus Merger Agreement to acquire all outstanding equity of Parcus. On January 24, 2020, the acquisition was completed and Parcus became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Parcus Merger Agreement, the Company acquired all outstanding equity of Parcus for an estimated total purchase consideration of $76.2 million, which consists of $32.6 million of cash paid at closing, $1.9 million of deferred consideration and $41.7 million for the acquisition-date estimated fair valued future cash payment of contingent consideration.

Note 2  – Basis of presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial statements of Anika and Parcus have only been adjusted to show pro forma effects that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 was prepared using the historical balance sheets of Anika and Parcus as of September 30, 2019 and gives effect to the Transaction as if it occurred on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Transaction as if it occurred on January 1, 2018 and were prepared using:

●	the historical unaudited condensed consolidated financial statements of Anika as of and for the nine months ended September 30, 2019;

●	the historical audited financial statements of Parcus as of and for the nine months ended September 30, 2019;

●	the historical audited consolidated financial statements of Anika as of and for the year ended December 31, 2018; and

●	the historical audited financial statements of Parcus as of and for the year ended December 31, 2018.

The unaudited pro forma condensed combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Transaction or any related restructuring costs that may be contemplated.

Note 3  – Conforming accounting policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies, except as described below, as the Company is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements. Further review of Parcus’ detailed accounting policies following the completion of the Transaction may result in the identification of additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. Certain reclassifications have been made to the historical financial statements of Parcus to conform to the Company’s presentation, which are discussed in more detail in “Note 4 – Historical Parcus.”

Note 4  – Historical Parcus

Certain reclassification adjustments have been made to conform Parcus’ financial statement presentation to that of the Anika’s as indicated in the tables below.

a)	The reclassification adjustments to conform Parcus’ balance sheet presentation as of September 30, 2019 to that of Anika’s have no impact on net assets and are summarized below:

Item	Amount (in $ thousands)	Presentation in Parcus Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Balance Sheet
Deposits	28	Deposits	Other long-term assets
Line of credit	965	Line of credit	Accrued expenses and other current liabilities
Current portion of term loans	192	Current portion of term loans	Accrued expenses and other current liabilities
Current portion of capital leases	273	Current portion of capital leases	Accrued expenses and other current liabilities
Guaranteed payments	942	Guaranteed payments	Accrued expenses and other current liabilities
Term loans, less current portion	234	Term loans, less current portion	Other long-term liabilities
Capital leases, less current portion	540	Capital leases, less current portion	Other long-term liabilities
Accumulated deficit	6,086	Members’ equity	Accumulated deficit

b)	The reclassification adjustments to conform Parcus’ statement of operations presentation to that of Anika’s have no impact on net income and are summarized below:

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019

Item	Amount (in $ thousands)	Presentations in Parcus Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Statement of Operations
Revenue	9,602	Revenue	Product revenue
Royalties	337	Selling, general & administrative	Cost of product revenue
Interest expense	86	Other expense	Interest and other income, net
Income tax expense	2	Other expense	Provision for income taxes

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018

Item	Amount (in $ thousands)	Presentations in Parcus Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Statement of Operations
Revenue	10,820	Revenue	Product revenue
Royalties	330	Selling, general & administrative	Cost of product revenue
Interest expense	80	Other expense	Interest and other income, net
Income tax expense	6	Other expense	Provision for income taxes

Note 5  – Preliminary purchase price allocation

The estimated total purchase consideration for the Transaction is approximately $76.2 million, which consists of $32.6 million of cash paid at closing, $1.9 million of deferred consideration and $41.7 million for the acquisition-date estimated fair value of future cash payment of contingent consideration. The deferred consideration is related to certain purchase price holdbacks. The contingent consideration is related to the earn-out amounts pursuant to the Parcus Merger Agreement and represents the estimated fair value of potential future payments based on the estimated probability of achieving certain net sales levels from 2020 through 2022. The following is a preliminary estimate of acquired assets and assumed liabilities of Parcus at September 30, 2019, reconciled to the estimated total purchase consideration (in thousands):

Cash and cash equivalents	$366
Accounts receivable	2,134
Inventories	9,000
Prepaid expenses and other current assets	143
Property and equipment	1,907
Operating lease right-of-use assets	943
Other long-term assets	28
Intangible assets	49,000
Accounts payable	(763)
Accrued expenses and other current liabilities	(766)
Other long-term liabilities	(729)
Operating lease liabilities	(751)
Goodwill	15,691
Total purchase consideration	$76,203

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and condensed combined statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Note 6      – Pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2019

a)	Estimated purchase consideration

Reflects the adjustment to record cash paid at closing of $32.6 million, deferred consideration of $1.9 million, and the acquisition-date estimated fair value of contingent consideration of $41.7 million. The estimated total purchase consideration includes payment of $1.6 million for Parcus costs related to the Transaction, and compensation payments to certain Parcus employees of $0.9 million and managing members of $1.4 million. The cash payment is reflected as a reduction in cash and the deferred consideration is reflected as an increase in accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet. The estimated fair value of contingent consideration is recorded as an increase to the transferred consideration.

The following is a summary of consideration transferred to affect the Transaction:

Cash paid at closing	$32,594
Deferred consideration	1,909
Estimated fair value of contingent consideration	41,700
Estimated total purchase consideration	$76,203

b)	Inventory

Reflects the adjustment to record inventories at their preliminary estimated fair value of $9.0 million and to eliminate the book value of historical inventory of $3.4 million. The fair value estimate of inventory is preliminary and is determined based on the estimated selling price less the sum of (i) cost to complete (for the work in process), (ii) costs of disposal, and (iii) a profit allowance for the completion and selling effort of the buyer. The final fair value determination of inventory may differ from this preliminary determination, and such differences could be material.

c)	Goodwill

Reflects the adjustment to goodwill arising from the Transaction of $15.7 million. Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the fair values assigned to the assets acquired and liabilities assumed.

Estimated total purchase consideration	$76,203
Less: Estimated fair value of net assets acquired	(60,512)
Total estimated goodwill	$15,691

The goodwill is attributable to the workforce of the business and the value of future technologies expected to arise after the merger. Goodwill will not be amortized and is not expected to be deductible for income tax purposes. The fair value estimate for goodwill is preliminary. The final fair value determination of goodwill may differ from this preliminary determination once Anika’s valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed, and such differences could be material.

d)	Intangible assets

Reflects the adjustment to record intangible assets at the preliminary estimated fair value of $49.0 million and to eliminate the historical book value of intangible assets of $0.2 million. The estimated fair value of identifiable intangible assets includes $45.1 million of developed technology, $1.9 million of customer relationships and $2.0 million of trade names. The preliminary estimated useful life of the intangible assets is 15 years.

The estimated fair value of the acquired intangible assets is based on a preliminary valuation and is determined using the multi-period excess earnings method which is a variation of the income approach, which is a valuation technique that provides an estimate of the fair value of an asset based on the principle that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable to the asset, after taking charges for the use of other assets employed by the business. Key estimates and assumptions used in this model are projected revenues and expenses related to the asset, estimated contributory asset charges, and a risk-adjusted discount rate used to calculate the present value of the future expected cash inflows from the asset. The fair value estimate for identified intangible assets is preliminary. The final fair value determination of the identified intangible assets may differ from this preliminary determination, and such differences could be material.

e)	Transaction costs

Reflects the adjustment to record $3.4 million of estimated Anika transaction costs related to the Transaction that were not previously recorded in the historical financial statements as of September 30, 2019. Of these costs, $0.9 million were paid and $2.5 million were accrued at closing. These costs are recorded as a reduction to retained earnings in the unaudited pro forma condensed combined balance sheet. Additionally, since there is no continuing impact, these costs are not included in the unaudited pro forma condensed combined statement of operations.

f)	Parcus guaranteed payments

Reflects the payments to certain Parcus managing members who performed services for Parcus in prior years without compensation. The adjustment is accounted for as part of the purchase consideration and is reflected as a decrease of $0.4 million in accounts payable and a decrease of $0.9 million in accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet.

g)	Debt

Reflects the adjustment to settle Parcus’ line of credit of $1.0 million at September 30, 2019 in accordance with the Parcus Merger Agreement. The adjustment is reflected as a decrease in accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet.

h)	Leases Reflects the adjustment to:

(i)	eliminate the historical finance leases liabilities of $0.3 million in accrued expenses and other current liabilities and $0.5 million in other long-term liability;

(ii)	record the adjustments related to the acquired Parcus finance leases, including the right-of-use asset of $0.6 million in property, plant and equipment, current portion of lease liabilities of $0.1 million in accrued expenses and other current liabilities, and non-current portion of lease liabilities of $0.5 million in other long-term liabilities; and

(iii)	record the adjustments related to the acquired Parcus operating leases, including the right-of-use assets of $0.9 million in operating lease right-of-use assets, current portion of lease liabilities of $0.2 million in accrued expenses and other current liabilities, and non-current portion of lease liabilities of $0.7 million in operating lease liabilities.

i)	Shareholder’s equity Reflects the elimination of Parcus’ historical member’s equity and retained earnings which was eliminated upon completion of the Transaction.

Note 7  – Pro forma adjustments to the unaudited pro forma condensed combined statements of operations

a)	Amortization expense Reflects the adjustment to amortization expense to:

(i)	eliminate historical amortization expense of $32 thousand and $43 thousand for the nine months ended September 30, 2019 and for the year ended December 31, 2018, respectively; and

(ii)	record amortization expense based on the straight-line method of $2.5 million and $3.3 million for the nine months ended September 30, 2019 and for the year ended December 31, 2018, respectively. The amortization expense is related to the fair value of the acquired intangible assets with a preliminary estimated useful life of 15 years.

b)	Elimination of interest expense and interest income

Reflects the adjustment for the elimination of historical Parcus’ interest expense of $36 thousand for the nine months ended September 30, 2019 and $37 thousand for the year ended December 31, 2018 related to Parcus’ line of credit which was settled in accordance with the Parcus Merger Agreement.

c)	Leases

Reflects the adjustment of rent expense associated with Parcus’ finance and operating leases as a result of the adoption of Financial Accounting Standards Board’s Accounting Standards Codification, Leases, (ASC 842). The adjustment to record the rent expense is as follows (in thousands):

Nine Months Ended September 30, 2019
Cost of product revenue	$63
Research & development	27
Selling, general & administrative	(69)
Interest expenses	5
Total	$26

There is no adjustment of rent expense for the year ended December 31, 2018.

d)	Earnings per share

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the unaudited pro forma condensed combined net income of the combined company and the weighted average outstanding shares of Anika for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

Note 8 – Items not included in the unaudited pro forma condensed combined financial statements

The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Transaction or any related restructuring costs that may be contemplated.

The unaudited pro forma condensed combined statements of operations do not include any non-recurring transaction costs incurred by Anika or Parcus after September 30, 2019 as those costs are not expected to have a continuing impact on the operations of the combined business.

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